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                                                                       EXHIBIT 5



                                          May 14, 1999



National Steel Corporation
4100 Edison Lakes Parkway
Mishawaka, Indiana 46545-3440

               Re: National Steel Corporation Registration Statement on Form S-4 (No. 333-76541)
                    -------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to National Steel Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (No. 333-76541), as filed by the Company with the Securities and Exchange Commission (the "Commission") on April 19, 1999, as amended by Amendment No. 1 thereto filed by the Company with the Commission on May 14, 1999 (collectively, the "Registration Statement"). The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to $300,000,000 aggregate principal amount of the Company's First Mortgage Bonds, 9-7/8% Series D due 2009 (the "Series D Bonds") and up to $225,000,000 aggregate principal amount of the Company's First Mortgage Bonds, 9-7/8% Series B due 2009 (the "Series B Bonds" and, together with the Series D Bonds, the "Exchange Bonds"); provided, however, that in no event will the aggregate principal amount of Exchange Bonds issued exceed $300,000,000.

          The Exchange Bonds are to be offered in exchange (the "Exchange Offer") for up to $225,000,000 aggregate principal amount of the Company's currently outstanding First Mortgage Bonds, 9-7/8% Series A due 2009 (the "Series A Bonds") and up to $75,000,000 aggregate principal amount of the Company's currently outstanding First Mortgage Bonds, 9-7/8% Series C due 2009 (the "Series C Bonds" and, together with the Series A Bonds, the "Original Bonds"), as more fully described in the Registration Statement. The Series B Bonds, if issued, will be issued pursuant to
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National Steel Corporation
May 14, 1999
Page 2

the Tenth Supplemental Indenture, dated as of March 8, 1999 (the "Tenth Supplemental Indenture"), and the Series D Bonds will be issued pursuant to the Eleventh Supplemental Indenture, dated as of March 31, 1999 (the "Eleventh Supplemental Indenture"), in each case by and among the Company and The Chase Manhattan Bank and Frank J. Grippo, as trustees. Each of the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture constitutes a supplemental indenture to the Indenture of Mortgage and Deed of Trust, dated as of May 1, 1952, by and among the Company and Great Lakes Steel Corporation, a former wholly-owned subsidiary of the Company, and City Bank Farmers Trust Company and Ralph E. Morton, as trustees, as supplemented to date (including the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture) (the "Indenture"). Holders of the Series A Bonds have the option to exchange such bonds for an equivalent principal amount of either Series B Bonds or Series D Bonds.

          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

          In our examination we have assumed the genuineness of all signatures including endorsements, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

          In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (i) the Registration Statement;
(ii) the Tenth Supplemental Indenture, included as Exhibit G to the Registration Statement; (iii) the Eleventh Supplemental Indenture, included as Exhibit H to the Registration Statement; (iv) the Indenture, included as Exhibits 4-A through 4-F to the Registration Statement, in addition to all instruments supplemental thereto not filed as exhibits to the Registration Statement; (v) the form of each of the Series B Bonds and Series D Bonds and a specimen of the certificates representing each of such bonds; (vi) the Registration Rights Agreement, dated as of March 8, 1999, between the Company and the Initial Purchasers defined therein and the Registration Rights Agreement, dated as of March 31, 1999, between the Company and the Initial Purchaser defined therein (collectively, the "Registration Rights Agreements"); (vii) the Certificate of Incorporation and the By-Laws of the Company, as presently in effect; (viii) certain resolutions adopted by the
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National Steel Corporation
May 14, 1999
Page 3

Board of Directors of the Company relating to the issuance and exchange of the Exchange Bonds for the Original Bonds and related matters, and (ix) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

          We are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than (i) the Applicable Laws of the State of New York and (ii) the General Corporation Law of the State of Delaware (the "DGCL"). We have relied, with your consent, as to matters of New York law on the opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

          "Applicable Laws" shall mean those laws, rules, regulations which, in our experience, are normally applicable to transactions of the type contemplated by the Exchange Offer, without our having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion herein referring expressly to a particular law or laws.

          Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that: when (i) the Registration Statement becomes effective and assuming that (a) the Indenture as constituted prior to the inclusion of the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture was duly qualified under the then applicable Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission applicable to an indenture qualified thereunder, and (b) the Tenth Supplemental Indenture and the Eleventh Supplemental Indenture have been qualified under the Trust Indenture Act, and (ii) the Exchange Bonds have been duly executed and authenticated in accordance with the terms of the Indenture and delivered in the Exchange Offer in exchange for the Original Bonds in accordance with the terms and conditions of the Registration Rights Agreements, the issuance of the Exchange Bonds will have been duly authorized, and the Exchange Bonds will be valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms pursuant to the Applicable Laws of the State of New York.
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National Steel Corporation
May 14, 1999
Page 4

          Our opinion is subject to the following assumptions and qualifications:

          (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally and by principles of equity (regardless of whether enforceability is sought in equity or at law);

          (b) we have assumed that the Indenture constitutes the valid and binding obligation of each party to such Indenture (other than the Company) and is enforceable against such other party in accordance with its terms;

          (c) we express no opinion as to the enforceability of the waiver provisions contained in the Indenture;

          (d) the execution and delivery by the Company and performance of any of its obligations under the Indenture did not and will not conflict with, contravene, violate or constitute a default under (i) the Certificate of Incorporation or the By-Laws of the Company, (ii) any lease, indenture, instrument or other agreement to which the Company or its property is subject,
(iii) any rule, law or regulation to which the Company is subject (other than Applicable Laws of the State of New York and the DGCL) or (iv) any judicial or administrative order or decree of any governmental authority; and

          (e) no authorization, consent or other approval of, notice to or filing with any court, governmental authority or regulatory body was required to authorize or was or is required in connection with the execution, delivery or performance by the Company of the Indenture.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                Very truly yours,

                                /s/ Skadden, Arps, Slate, Meagher
                                        & Flom (Illinois)